AMENDMENT NUMBER 8
TO
DOMESTIC BUSINESS DEVELOPMENT CONSTULTANT AGREEMENT

THIS AMENDMENT is by and between WILLIE F. JOHNSON, 1835 Market Street, 8th Floor, Philadelphia, PA 19103 (hereinafter referred to as "Consultant") and ACS STATE & LOCAL SOLUTIONS, INC. (hereinafter referred to as "ACS") having a place of business at 1800 M Street, N.W., Washington, D.C. 20036.

WITNESSETH

WHEREAS, ACS and Consultant entered into an Agreement dated January 1, 2000 and last amended January 1, 2007; and

NOW, THEREFORE, the parties hereto agree to amend that agreement as follows:

SECTION 1 – SERVICES

The consultant shall continue to provide new business development across all lines of business and will also provide advice on minority issues, as well as strategic input on pending litigation at both the state and local government levels. **John Coleman will continue to be the Agreement Monitor for this Agreement.**

SECTION 2 – COMPENSATION

As full compensation for services performed by Consultant hereunder, ACS agrees to pay Consultant a fee of $5,000.00 per month, payable in arrears upon submission of Consultant's invoice on a monthly basis, plus certain reimbursable expenses incurred in connection with the rendering of services on ACS' behalf. Reimbursable costs must have receipts and explanations. **Total fees and expenses to be paid under this Amendment shall not exceed $67,000.00.**

SECTION 7 – TERM of AGREEMENT

This Amendment shall commence on January 1, 2008 and shall continue through December 31, 2009.

Except as modified by this Amendment, all provisions of the Agreement remain in full force and effect.

The parties hereby indicate their agreement to this Amendment Number 8 by their signatures hereunder.

CONSULTANT: **WILLIE F. JOHNSON**	**ACS STATE & LOCAL SOLUTIONS, INC.**
By: [signature]	By: [signature] John A. Coleman
Title: Chairman	Title: Senior Vice President
Date: 4/21/09	Date: 4/23/09